                                                                    Exhibit 3.70


                            SUBSCRIPTION AGREEMENT

August 2nd, 2000

TO:       INVESTORLINKS.COM INC.
          Suite 745, P.O. Box 369
          1 First Canadian Place
          Toronto, Ontario
          M5X 1E2

Dear Sirs:

          Stockhouse Media Corporation ("Stockhouse") and Investorlinks.com Inc. (the "Company") have entered into a letter of intent dated June 22, 2000 (the "Letter of Intent") pursuant to which Stockhouse has agreed to subscribe for and the Company has agreed to issue to Stockhouse up to 1,500,000 common shares of the Company from treasury (the "Subject Shares") at a price of US$2.25 per Subject Share. The Subject Shares are to be issued and delivered to Stockhouse in consideration for, among other things, Stockhouse entering into this Agreement and providing the Company with access to Stockhouse's content, including its resource centre, Stockhouse network, billboards, portfolio system, snap shots and Stockhouse financial news. In addition, Stockhouse shall provide the Company with advertising banners and feature sponsorship through the Stockhouse websites, as well as consulting services and the use of office space and equipment. Such access, advertising and sponsorship, consulting services and use of office space and equipment (collectively, the "Services") will be priced and invoiced to the Company from time to time after having been rendered by Stockhouse based on prevailing fair market values and rates. It is agreed that an aggregate attributed value of US$100,000 shall be deemed to be owing by the Company to Stockhouse upon execution of this Agreement as consideration for entering into this Agreement and agreeing to provide the Services to the Company as contemplated hereby. In addition, for actual Services rendered by Stockhouse to the Company to date, the parties each acknowledge that the Company has received from Stockhouse a written invoice totalling US$50,000. As a result, upon execution of this Agreement, a total of no less than US$150,000 shall be deemed to be due and payable to Stockhouse by the Company (the "Initial Obligation"). Under the terms of the Letter of Intent and the terms of this Subscription Agreement, the Company shall initially issue and deliver to Stockhouse a total of 66,667 of the Subject Shares (the "Initial Tranche") in full satisfaction of the Initial Obligation, with the balance of up to 1,433,333 Subject Shares (the "Remaining Shares") to be issued and delivered to Stockhouse at the rate of US$2.25 per share based upon written invoices received by the Company for the Services rendered by Stockhouse, such written invoices to each have an attributed fair market value of no less than US$150,000 per invoice, and to be accepted by the Company. On this basis, the terms and conditions of the subscription by Stockhouse for the Subject Shares are as follows:

1.        Subscription
          ------------

          Stockhouse hereby subscribes for the Subject Shares at a price of US$2.25 per Subject Share (the "Subscription Price"), to be issued, delivered and paid for, in accordance with and pursuant to the terms of this Agreement.

2.        Delivery and Payment
          --------------------

          Subject to acceptance by the Company of this Agreement, initial delivery and payment of the Initial Tranche of Subject Shares in full satisfaction of the Initial Obligation shall be completed at the offices of Weir & Foulds, 130 King Street West, Suite 1600, Exchange Tower, Toronto, Ontario, M5X 1J5, at 11:30 am, Toronto time, on August 9th, 2000 or at such other time on that date or such other date or dates (the "Initial Closing") as may be mutually agreed upon by the Company and the undersigned. Subsequent closings will occur in respect of the Remaining Shares ("Subsequent Closings") upon Stockhouse invoicing the Company in writing from time to time for the Services rendered by Stockhouse to the Company as contemplated hereunder and such invoiced amounts (which are each to have an attributed fair market value of no less than US$150,000 per invoice) being accepted by the Company and then applied at the Subscription Price to acquire delivery of the applicable portion of the Remaining Shares until such time as all 1,433,333 Remaining Shares (and no more) have been delivered by the Company to Stockhouse. The Initial Closing and Subsequent Closings shall be referred to hereunder from time to time as the "Closing Time".

          The Company agrees that the certificates representing the Initial Tranche of the Subject Shares subscribed for by Stockhouse hereunder will be available for delivery at the Initial Closing against delivery to the Company of a fully executed copy of this Agreement and of a written invoice for Services rendered having an aggregate attributed fair market value of no less than US$50,000.

3.        Company's Covenants
          -------------------

          The Company covenants and agrees that upon Stockhouse satisfying its obligations hereunder, the Company, in addition to the delivery of share certificates representing the Initial Tranche of Subject Shares and thereafter each subsequent delivery of share certificates representing the Remaining Shares, as the case may be, shall also deliver to Stockhouse:

          (a) a certificate addressed to Stockhouse, dated as of the Closing Time, signed by two officers of the Company certifying on behalf of the Company that:

               (i) no order ceasing or suspending trading in securities of the Company or prohibiting the sale of the Subject Shares has been issued and no proceedings for such purpose are pending or, to the knowledge of the signatories, after due inquiry, are threatened; and

               (ii) to the knowledge of the of the signatories, after due inquiry, the issue, sale and delivery of the Subject Shares do not and will not result in a breach of and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents of the Company or any trust indenture, agreement or instrument to which the Company is a party or by which the Company is contractually bound at the Closing Time, and such certificate shall specify that the representations contained therein will survive closing; and

          (b) written confirmation from the Ontario Securities Commission that the Company is a reporting issuer not in default of any requirements of the Securities Act (Ontario) or of the regulations thereunder.

4.        Company's Conditions
          --------------------

          The Company's obligation to issue and deliver to Stockhouse the Initial Tranche of Subject Shares subscribed for is conditional upon receipt by it of the following documents duly completed and executed by the undersigned and/or the compliance by the undersigned with the following conditions:

          (a) a duly signed Subscription Agreement executed on behalf of the undersigned;

          (b) a written invoice for Services duly rendered by Stockhouse to the Company having an attributed aggregate fair market value of no less than US$50,000 and acceptable to the Company; and

          (c) such other documentation as may be required by applicable securities legislation to exempt the sale of the Subject Shares from the prospectus and registration requirements, or as the Company's counsel may reasonably require.

          Thereafter, the Company's obligation to deliver to Stockhouse from time to time the balance of the Remaining Shares (or any portion thereof) is conditional upon Stockhouse providing the Services contemplated hereunder to the Company and receipt by the Company of the following documents duly completed and executed by the undersigned and/or the compliance by the undersigned with the following conditions:

          (a) written invoices for the Services duly rendered by Stockhouse to the Company, accepted by the Company, each such invoice having an
                                                   =
               attributed aggregate fair market value of no less than US$150,000; and

          (b) such other documentation as may be required by applicable securities legislation to exempt the sale of the Subject Shares from the prospectus and registration requirements, or as the Company's counsel may reasonably require.

5.        Purchaser's Representations and Warranties
          ------------------------------------------

          The undersigned represents and warrants to the Company (which representations and warranties shall survive closing) that:

          (a) it is purchasing the Subject Shares as principal for its own account, and not for the benefit of any other person, and its aggregate acquisition cost for the Subject Shares is not less than $150,000.00; and

          (b) it has not been formed or incorporated solely to permit the purchase of the Subject Shares without a prospectus by groups of individuals or other persons whose individual share of the aggregate acquisition cost is less than $150,000.00, and covenants and agrees that it will execute and deliver all documentation as may be required by applicable securities legislation and stock exchanges, as may be approved by its counsel, acting reasonably.

6.        Acknowledgments
          ---------------

          The undersigned acknowledges that:

          (a) the Subject Shares may not be re-sold for a period of at least eighteen (18) months from the Initial Closing and that the undersigned has been advised to consult with and has consulted with its own independent legal advisors with respect to applicable re-sale restrictions and all other aspects of this transaction;

          (b) the distribution of the Subject Shares was not accompanied by any advertisement in printed media of general and regular paid circulation, radio or television. The undersigned's decision to enter into this Subscription Agreement and the purchase of the Subject Shares agreed to be purchased hereunder by the undersigned was not based upon any verbal or written representation as to fact made by or on behalf of the Company other than as contained in this Subscription Agreement and the undersigned's decision was based entirely upon publicly available information concerning the Company; and

          (c) no offering memorandum within the meaning of subsection 32(1) of the Regulation to the Securities Act (Ontario) has been prepared or delivered to the undersigned in connection with the purchase of Subject Shares hereunder.

7.        Term
          ----

          Stockhouse acknowledges and agrees that the term of this Agreement shall expire on the earliest of: (i) the date on which all 1,500,000 of the Subject Shares have been issued and delivered by the Company to Stockhouse in consideration of the rendering of the Services by Stockhouse to the Company and acceptable to the Company in accordance with the terms hereof; (ii) the date of termination of the Services Agreement attached as Appendix "1" hereto; and (iii) December 2, 2002 (the "Expiry Date"), at which time this Agreement and all further obligations hereunder shall be deemed to be terminated and at an end and of no further force or legal effect. To the extent Stockhouse has failed to acquire any portion of the Remaining Shares (the "Unearned Shares") by providing Services having an attributed aggregate value of no less than US$3,225,000 as evidenced by written invoices rendered by Stockhouse to the Company from time to time as contemplated herein, the Unearned Shares shall be deemed to have been tendered to the Company for cancellation without consideration and shall be engrossed "Cancelled".

8.        Governing Law
          -------------

          This Agreement is governed by the laws of the Province of Ontario. By your acceptance of this Subscription Agreement, you irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

9.        Counterparts
          ------------

          This Agreement may be executed in one or more counterparts (by original or facsimile signature), each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document.

          DATED as of the date first written above.

Number of Common Shares to be
Purchased (at US$2.25 each):        __________________________________________

Total purchase price:               __________________________________________

                                    Stockhouse Media Corporation

Name and Address of Purchaser:      __________________________________________
                                            (full legal name of Purchaser)

                                    335 Bay Street, Suite 1103, Toronto, ON
                                    M5H 2R3

                                    ------------------------------------------
                                            (address)

                                    by:_______________________________________
                                            (signature/position)

          The above-mentioned subscription is hereby accepted by Investorlinks.com Inc.

          DATED at Toronto this 8th day of  August, 2000.


                            INVESTORLINKS.COM INC.

                              By:_______________________________________________
                                 Authorized Signing Officer